Exhibit 99.1
ABERCROMBIE & FITCH REPORTS THIRD QUARTER RESULTS
BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND OF $0.175
New Albany, Ohio, November 16, 2010: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited results which reflected net income of $50.0 million and net income per diluted share of $0.56 for the thirteen weeks ended October 30, 2010, compared to a net income of $38.8 million and net income per diluted share of $0.44 for the thirteen weeks ended October 31, 2009. Net income for the thirteen weeks ended October 31, 2009 included a benefit of $0.21 per basic and diluted share associated with the true up of the year-to-date tax rate and a net loss per basic and diluted share of $0.12 from discontinued operations.
Third Quarter Sales Highlights
•	Total Company net sales, including direct-to-consumer net sales, increased 18% to $885.8 million
•	Total Company domestic net sales, including direct-to-consumer net sales, increased 8% to $721.7 million
•	Total Company international net sales, including direct-to-consumer net sales, increased 87% to $164.1 million
•	Comparable store sales increased 7%
•	Total Company direct-to-consumer net merchandise sales increased 32% to $81.4 million
•	Abercrombie & Fitch net sales of $384.0 million; Abercrombie & Fitch comparable store sales increased 8%
•	abercrombie kids net sales of $99.9 million; abercrombie kids comparable store sales increased 2%
•	Hollister Co. net sales of $392.5 million; Hollister Co. comparable store sales increased 7%
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:
“We are pleased with our performance against our objectives for the quarter, and remain very excited about the opportunities ahead of us across all areas of our business. Our domestic business has continued to improve, our international results are outstanding, and our direct to consumer business is posting very strong growth.”
Third Quarter Financial Results
Net sales for the thirteen weeks ended October 30, 2010 increased 18% to $885.8 million from $753.7 million for the thirteen weeks ended October 31, 2009. Total Company direct-to-consumer net merchandise sales increased 32% to $81.4 million for the thirteen week period ended October 30, 2010. Total Company third quarter comparable store sales increased 7%.
The gross profit rate for the third quarter was 63.7%, 40 basis points lower than last year’s third quarter gross profit rate. The decrease in gross profit rate was primarily driven by an 11% decrease in average unit retail, partially off-set by a reduction in average unit cost.
Stores and distribution expense, as a percentage of net sales, decreased to 43.5% from 46.4% for the third quarter. The decrease in the stores and distribution expense rate was primarily driven by lower store occupancy costs and payroll costs as a percentage of net sales.
Marketing, general and administrative expense for the third quarter was $102.6 million, a 17% increase compared to $87.9 million during the same period last year. The increase in marketing, general and administrative expense was primarily due to increases in compensation and benefits, including incentive and equity compensation, and the favorable impact of an insurance recovery in the prior year.

The effective tax rate for continuing operations for the thirteen weeks ended October 30, 2010 was an expense of 35.6% as compared to a benefit of 4.7% for the prior year comparable period. The third quarter 2009 rate was favorably impacted by a true up in the year-to-date tax rate, along with a benefit of $2.2 million from the settlement of state tax audits.
The Company ended the third quarter of Fiscal 2010 with $618.2 million in cash and cash equivalents, borrowings under the credit agreement of $57.2 million and outstanding letters of credit of $10.6 million compared to $466.9 million in cash and cash equivalents, borrowings under the credit agreement of $50.6 million and outstanding letters of credit of $45.3 million at the comparable point last year.
2010 Outlook
The Company continues to expect to open approximately 20 international mall-based Hollister stores in Fiscal 2010, 11 of which will be opened in the fourth quarter. Since the beginning of the fourth quarter, the Company has opened Abercrombie & Fitch flagships in Fukuoka, Japan and Copenhagen, Denmark and will also open its first international Gilly Hicks store in the United Kingdom during the quarter.
The Company also expects to open its first Abercrombie & Fitch store in Puerto Rico, a Hollister Epic store on 5th Avenue in New York and one domestic Gilly Hicks store during the fourth quarter.
The Company now expects total capital expenditures to be approximately $190 million, including approximately $140 million related to new stores, store refreshes and remodels, and approximately $50 million related to information technology, distribution center and other home office projects.
A summary of store openings and closings for the thirteen and thirty-nine week periods ended October 30, 2010 is included with the financial statement schedules following this release.
Other Developments
The Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on December 14, 2010 to shareholders of record at the close of business on November 26, 2010.
An investor presentation of third quarter results will be available in the “Investors” section of the Company’s website at www.abercrombie.com at approximately 8:00 AM, Eastern Time, today.
At the end of October 2010, the Company operated a total of 1,106 stores. The Company operated 340 Abercrombie & Fitch stores, 201 abercrombie kids stores, 510 Hollister Co. stores and 17 Gilly Hicks stores domestically. The Company also operated seven Abercrombie & Fitch stores, four abercrombie kids stores and 27 Hollister Co. stores internationally. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
Today at 8:30 AM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance and its plans for the future and will accept questions from participants. To listen to the live conference call, dial (800) 289-0468 or internationally at (913) 312-93211. To listen via the Internet, go to www.abercrombie.com, select the Investors page and scroll through the Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 4069400; or for 12 months by visiting the Company’s website at www.abercrombie.com.
For further information, call:
Eric Cerny
Manager, Investor Relations
(614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2010 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: general economic and financial conditions could have a material adverse effect on the Company’s business, results of operations and liquidity; loss of the services of skilled senior executive officers could have a material adverse effect on the Company’s business; ability to hire, train and retain qualified associates could have a material adverse effect on the Company’s business; equity-based compensation awarded under the employment agreement with the Company’s Chief Executive Officer could adversely impact the Company’s cash flows, financial position or results of operations and could have a dilutive effect on the Company’s outstanding Common Stock; failure to anticipate, identify and respond to changing consumer preferences and fashion trends in a timely manner could cause the Company’s profitability to decline; unseasonable weather conditions affecting consumer preferences could have a material adverse effect on the Company’s business; disruptive weather conditions affecting the consumers’ ability to shop could have a material adverse effect on the Company’s business; the Company’s market share may be adversely impacted at any time by a significant number of competitors; the Company’s international expansion plan is dependent on many factors, any of which could delay or prevent successful penetration into new markets and strain its resources; the Company’s growth strategy relies on the addition of new stores, which may strain the Company’s resources and adversely impact current store performance; the Company may incur costs related to store closures; availability and market prices of key raw materials could have a material adverse effect on the Company’s business and results of operations; the interruption of the flow of merchandise from key vendors and international manufacturers could disrupt the Company’s supply chain; the Company does not own or operate any manufacturing facilities and therefore depends upon independent third parties for the manufacture of all its merchandise; the Company’s reliance on two distribution centers domestically located in the same vicinity, and one distribution center internationally, makes it susceptible to disruptions or adverse conditions affecting its distribution centers; the Company’s reliance on third parties to deliver merchandise from its distribution centers to its stores and direct-to-consumer customers could result in disruptions to its business; the Company’s development of new brand concepts could have a material adverse effect on the Company’s financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact financial results; the Company’s net sales and inventory levels fluctuate on a seasonal basis, causing its results of operations to be particularly susceptible to changes to back-to-school and holiday shopping patterns; the Company’s ability to attract customers to its stores depends heavily on the success of the shopping centers in which they are located; comparable store sales will continue to fluctuate on a regular basis; the Company’s net sales are affected by direct-to-consumer sales; the Company may be exposed to risks and costs associated with credit card fraud and identity theft; the Company’s litigation exposure could exceed expectations, having a material adverse effect on the Company’s financial condition or results of operations; the Company’s failure to adequately protect its trademarks could have a negative impact on its brand image and limit its ability to penetrate new markets; the Company’s unsecured credit agreement includes financial and other covenants that impose restrictions on its financial and business operations; changes in taxation requirements could adversely impact financial results; the Company’s inability to obtain commercial insurance at acceptable prices or failure to adequately reserve for self-insured exposures might increase expense and adversely impact financial results; modifications and/or upgrades to information technology systems may disrupt operations; the Company could suffer if the Company’s computer systems are disrupted or cease to operate effectively; effects of political and economic events and conditions domestically, and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war could have a material adverse effect on the Company’s business; potential disruption of the Company’s business due to the occurrence of, or fear of, a health pandemic could have a material adverse effect on the Company’s business; changes in the regulatory or compliance landscape could adversely effect the Company’s business or results of operations; and the Company’s operations may be effected by greenhouse emissions and climate change.

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Income
(Unaudited)
Thirteen Weeks Ended October 30, 2010 and Thirteen Weeks Ended October 31, 2009
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2010	% of Net Sales	2009	% of Net Sales

Net Sales	$885,778	100.0%	$753,684	100.0%

Cost of Goods Sold	321,346	36.3%	270,597	35.9%

Gross Profit	564,432	63.7%	483,087	64.1%

Total Stores and Distribution Expense	385,135	43.5%	349,362	46.4%

Total Marketing, General and Administrative Expense	102,612	11.6%	87,867	11.7%

Other Operating Income, Net	(1,692)	-0.2%	(1,609)	-0.2%

Operating Income	78,377	8.8%	47,467	6.3%

Interest Expense, Net	671	0.1%	461	0.1%

Income from Continuing Operation Before Taxes	77,706	8.8%	47,005	6.2%

Tax Expense (Benefit) for Continuing Operations	27,666	3.1%	(2,217)	-0.3%

Net Income from Continuing Operations	50,040	5.6%	49,222	6.5%

Net Loss from Discontinued Operations (net of taxes)	—	0.0%	(10,439)	-1.4%

Net Income	$50,040	5.6%	$38,784	5.1%

Net Income Per Share from Continuing Operations:
Basic	$0.57		$0.56
Diluted	$0.56		$0.55

Net Loss Per Share from Discontinued Operations:
Basic	$—		$(0.12)
Diluted	$—		$(0.12)

Net Income Per Share:
Basic	$0.57		$0.44
Diluted	$0.56		$0.44

Weighted-Average Shares Outstanding:
Basic	88,236		87,943
Diluted	90,069		88,730

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Income
(Unaudited)
Thirty-Nine Weeks Ended October 30, 2010 and Thirty-Nine Weeks Ended October 31, 2009
(in thousands, except per share data)

	ACTUAL		ACTUAL
	2010	% of Net Sales	2009	% of Net Sales

Net Sales	$2,319,381	100.0%	$1,992,635	100.0%

Cost of Goods Sold	838,186	36.1%	703,579	35.3%

Gross Profit	1,481,195	63.9%	1,289,055	64.7%

Total Stores and Distribution Expense	1,104,027	47.6%	1,011,968	50.8%

Total Marketing, General and Administrative Expense	294,450	12.7%	260,878	13.1%

Other Operating Income, Net	(4,507)	-0.2%	(6,266)	-0.3%

Operating Income	87,225	3.8%	22,476	1.1%

Interest Expense (Income), Net	2,303	0.1%	(2,691)	-0.1%

Income from Continuing Operation Before Taxes	84,922	3.7%	25,167	1.3%

Tax Expense for Continuing Operations	27,232	1.2%	7,239	0.4%

Net Income from Continuing Operations	57,690	2.5%	17,927	0.9%

Net Loss from Discontinued Operations (net of taxes)	—	0.0%	(65,131)	-3.3%

Net Income (Loss)	$57,690	2.5%	$(47,204)	-2.4%

Net Income Per Share from Continuing Operations:
Basic	$0.65		$0.20
Diluted	$0.64		$0.20

Net Loss Per Share from Discontinued Operations:
Basic	$—		$(0.74)
Diluted	$—		$(0.74)

Net Income (Loss) Per Share:
Basic	$0.65		$(0.54)
Diluted	$0.64		$(0.54)

Weighted-Average Shares Outstanding:
Basic	88,184		87,839
Diluted	89,731		87,839

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheet
(in thousands)

	(Unaudited)
	October 30, 2010	January 30, 2010
ASSETS

Current Assets
Cash and Equivalents	$618,222	$680,113
Marketable Securities	—	32,356
Receivables	82,264	90,865
Inventories	511,821	310,645
Deferred Income Taxes	69,943	44,570
Other Current Assets	83,849	77,297

Total Current Assets	1,366,099	1,235,846

Property and Equipment, Net	1,220,103	1,244,019

Non-Current Marketable Securities	124,837	141,794

Other Assets	211,738	200,207

TOTAL ASSETS	$2,922,777	$2,821,866

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable and Outstanding Checks	$202,044	$150,134
Accrued Expenses	242,835	246,289
Deferred Lease Credits	43,336	43,597
Income Taxes Payable	57,096	9,352

Total Current Liabilities	545,311	449,372

Long-Term Liabilities
Deferred Income Taxes	47,178	47,142
Deferred Lease Credits	202,596	212,052
Long-term Debt	81,670	71,213
Other Liabilities	199,191	214,170

Total Long-Term Liabilities	530,635	544,577

Total Shareholders’ Equity	1,846,831	1,827,917

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,922,777	$2,821,866

Abercrombie & Fitch Co.
Domestic Store Count
(Unaudited)
Thirteen and Thirty-Nine Week Periods Ended October 30, 2010

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

July 31, 2010	339	202	509	17	1,067

New	1	1	1		3

Remodels/Conversions (net activity)	—	(2)	—	—	(2)

Closed	—	—	—	—	—

October 30, 2010	340	201	510	17	1,068

January 30, 2010	340	205	507	16	1,068

New	5	3	4	1	13

Remodels/Conversions (net activity)	—	(2)	—	—	(2)

Closed	(5)	(5)	(1)	—	(11)

October 30, 2010	340	201	510	17	1,068

Abercrombie & Fitch Co.
International Store Count
(Unaudited)
Thirteen and Thirty-Nine Week Periods Ended October 30, 2010

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

July 31, 2010	6	4	21	—	31

New	1	—	6		7

Remodels/Conversions (net activity)	—	—	—	—	—

Closed	—	—	—	—	—

October 30, 2010	7	4	27	—	38

January 30, 2010	6	4	18	—	28

New	1	—	9	—	10

Remodels/Conversions (net activity)	—	—	—	—	—

Closed	—	—	—	—	—

October 30, 2010	7	4	27	—	38